Exhibit 99.1

AMD NEWS RELEASE

EDITORIAL CONTACT:	INVESTOR CONTACT:
Drew Prairie (512) 602-4425 drew.prairie@amd.com	Ruth Cotter (408) 749-3887 ruth.cotter@amd.com

AMD Reports Second Quarter Results

SUNNYVALE, Calif. — July 17, 2008 — AMD (NYSE:AMD) today reported second quarter 2008 revenue from continuing operations of $1.349 billion, a seven percent decrease compared to the first quarter of 2008 and a three percent increase compared to the second quarter of 2007. As part of its previously communicated review of its non-core businesses, AMD decided to divest its Handheld and DTV product businesses, and therefore is classifying them as discontinued operations1 for financial reporting.

In the second quarter of 2008, AMD reported a net loss of $1.189 billion, or $1.96 per share. For continuing operations, the second quarter loss was $269 million, or $0.44 per share, and the operating loss was $143 million. The results for continuing operations include a net favorable impact of $97 million, or $0.16 per share as described in the table below. Loss from discontinued operations was $920 million, or $1.52 a share, including asset impairment charges of $876 million, or $1.44 a share.

Reconciliation of GAAP to Non-GAAP Net Loss2

(Millions except per share amounts)	Q2-08		Q1-08		Q2-07
GAAP net loss /EPS	$(1,189)	$(1.96)	$(358)	$(0.59)	$(600)	$(1.09)
Loss from discontinued operations	(920)	(1.52)	(50)	(0.08)	(69)	(0.13)
Loss from continuing operations	(269)	(0.44)	(308)	(0.51)	(531)	(0.96)
Gain on sale of 200mm equipment	193	0.32
Marketable securities impairment charges	(36)	(0.06)
Amortization of acquired intangibles, integration and other charges	(30)	(0.05)	(29)	(0.05)	(57)	(0.10)
Restructuring charges	(30)	(0.05)
Debt issuance charges					(5)	(0.01)
Non-GAAP net loss	$(366)		$(279)		$(469)

[1]	All prior periods have been reclassified to reflect discontinued operations.
[2]

In this press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures for net loss, operating loss and gross margin to reflect the exclusion of a gain on sale of 200mm equipment and certain charges as reflected in the tables. For net loss, the loss from discontinued operations was also excluded. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

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Reconciliation of GAAP to Non-GAAP Operating Loss2

(Millions)	Q2-08	Q1-08	Q2-07
GAAP operating loss	$(143)	$(214)	$(396)
Gain on sale of 200mm equipment	193
Amortization of acquired intangibles, integration and other charges	(30)	(29)	(57)
Restructuring charges	(30)
Non-GAAP operating loss	$(276)	$(185)	$(339)

In the first quarter of 2008 AMD had revenue from continuing operations of $1.456 billion, a net loss of $358 million, a loss from continuing operations of $308 million and an operating loss of $214 million. In the second quarter of 2007 AMD had revenue from continuing operations of $1.309 billion, a net loss of $600 million, a loss from continuing operations of $531 million and an operating loss of $396 million.

“While we had a disappointing quarter financially, customer adoption of our recently introduced microprocessor and graphics products and platform offerings is strong, and we see increasing momentum across our businesses,” said Robert J. Rivet, AMD’s chief financial officer. “In the face of challenging macroeconomic conditions, we remain committed to achieving operating profitability in the second half of the year based on the continued ramp of new products, increased market penetration of our differentiated solutions, and continued actions designed to reduce our breakeven point.”

Second quarter 2008 gross margin was 52 percent. Excluding the positive impact associated with the sale of 200mm manufacturing equipment, second quarter 2008 gross margin was 37 percent, compared to 41 percent in the first quarter of 2008 and 34 percent in the second quarter of 2007.

Reconciliation of GAAP to Non-GAAP Gross Margin2

(Millions except percentages)	Q2-08	Q1-08	Q2-07
GAAP Gross Margin	$696	$604	$439
GAAP Gross Margin %	52%	41%	34%
Gain on sale of 200mm equipment	193
Other charges			2
Non-GAAP Gross Margin	$503	$604	$441
Non-GAAP Gross Margin %	37%	41%	34%

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Segment Information

(Millions)	Q2-08	vs Q1-08	vs Q2-07
Computing Solutions
Revenue	$1,101	-8%	0%
Microprocessor Units	—	down	flat
Microprocessor Average Selling Price (ASP)	—	down	flat
Graphics (Including game console royalties)
Revenue	$248	-5%	18%
Graphic Processor Units	—	down	up
Graphic Processor Average Selling Price (ASP)	—	flat	down

Current Outlook

AMD’s Current Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after July 17. AMD’s outlook statements are based on current expectations of its continuing operations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

In the seasonally up third quarter, AMD expects revenue to increase in line with seasonality.

Additional Quarterly Highlights

•	More than 30 platforms based on Quad-Core AMD Opteron™ processors are now shipping from AMD’s largest global customers including Dell, HP, IBM, and Sun Microsystems.

•

The benefits of AMD’s scalable server technology resulted in AMD Opteron processors powering three of the top five, and seven of the top 20 supercomputer systems in the most recent Top 500® supercomputer list.

•

AMD introduced its next-generation graphics family and delivered the world’s first teraFLOPS graphics chip, which is capable of combining cinema-quality effects rendered in real-time with game-like interactivity to produce the “Cinema 2.0 Experience.” The ATI Radeon™ HD 4800 graphics products captured the performance crown at their respective price segments.

•

AMD announced the availability of its next-generation notebook platform, combining AMD mobile processors and ATI Radeon graphics for improved 3D and HD performance. Acer, Asus, Fujitsu, Fujitsu-Siemens Computers, HP,

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MSI, NEC, Toshiba, and others introduced notebooks based on the platform, which has more than 100 design wins to date.

•

AMD introduced AMD Business Class, an initiative dedicated to developing AMD processor-based commercial desktop and notebook solutions designed with business in mind. Acer, Dell, Fujitsu-Siemens Computers, HP and Lenovo announced AMD Business Class PCs.

•	AMD significantly expanded its processor offerings in the quarter, including:

¡	Ten mainstream, four energy-efficient and four high-performance Quad-Core AMD Opteron processors

¡	A high-performance unlocked AMD Phenom™ X4 processor, three new AMD Phenom X3 triple-core processors, and a higher performance 65W quad-core processor and 45W dual-core desktop processors

¡	Six mobile processors, including three AMD Turion™ X2 Ultra Dual-Core processors

¡	Three low-power, dual-core processors for the embedded market.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing and graphics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning revenue for the third quarter of 2008, operating profitability for the second half of 2008, restructuring programs, and the intended divestiture of AMD’s Handheld and DTV product businesses, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are

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based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will require additional funding and may not be able to raise funds on favorable terms or at all; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the third quarter of 2008 and beyond; the company’s cost containment efforts will not be effective; customers stop buying the company’s products or materially reduce their demand for its products; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; the company will be unable to divest its Handheld or DTV product businesses in the expected timeframe, if at all, or in a manner contemplated by the company; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended March 29, 2008.

AMD, the AMD Arrow logo, AMD Opteron, AMD Phenom and combinations thereof, and ATI, the ATI logo, FireGL and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owners.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Six Months Ended
	June 28, 2008	Mar. 29, 2008	June 30, 2007	June 28, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,349	$1,456	$1,309	$2,805	$2,439
Cost of sales	653	852	870	1,505	1,685

Gross margin	696	604	439	1,300	754
Gross margin %	52%	41%	34%	46%	31%
Research and development	442	455	438	897	830
Marketing, general and administrative	337	334	356	671	683
Amortization of acquired intangible assets and integration charges	30	29	41	59	88
Restructuring charges	30	—	—	30	—

Operating income (loss)	(143)	(214)	(396)	(357)	(847)
Interest income	10	15	19	25	35
Interest expense	(95)	(95)	(99)	(190)	(177)
Other income (expense), net	(10)	(1)	(9)	(11)	(7)

Income (loss) from continuing operations before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(238)	(295)	(485)	(533)	(996)
Minority interest in consolidated subsidiaries	(7)	(13)	(9)	(20)	(17)
Equity in net loss of Spansion Inc. and other	(24)	—	(13)	(24)	(29)

Income (loss) from continuing operations before income taxes	(269)	(308)	(507)	(577)	(1,042)
Provision (benefit) for income taxes	—	—	24	—	39

Income (loss) from continuing operations	$(269)	$(308)	$(531)	$(577)	$(1,081)
Income (loss) from discontinued operations, net of tax	(920)	(50)	(69)	(970)	(130)

Net income (loss)	$(1,189)	$(358)	$(600)	$(1,547)	$(1,211)

Net income (loss) per common share
Basic and Diluted:
Continuing operations	$(0.44)	$(0.51)	$(0.96)	$(0.95)	$(1.97)
Discontinued operations	$(1.52)	$(0.08)	$(0.13)	$(1.60)	$(0.24)

Basic and diluted net income (loss) per common share	$(1.96)	$(0.59)	$(1.09)	$(2.55)	$(2.20)

Shares used in per share calculation
Basic	607	606	552	606	550
Diluted	607	606	552	606	550

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	June 28, 2008	Dec. 29, 2007*
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,567	$1,889
Accounts receivable, net	437	588
Inventories	791	802
Prepaid expenses and other current assets	244	395
Deferred income taxes	20	64
Assets of discontinued operations	372	1,323

Total current assets	3,431	5,061
Property, plant and equipment, net	4,599	4,708
Goodwill	945	950
Acquisition related intangible assets, net	253	311
Other assets	556	520

Total Assets	$9,784	$11,550

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$800	$982
Accrued compensation and benefits	160	180
Accrued liabilities	730	814
Deferred income on shipments to distributors	80	98
Current portion of long-term debt and capital lease obligations	246	238
Other short-term obligations	60	—
Other current liabilities	369	270
Liabilities of discontinued operations	23	43

Total current liabilities	2,468	2,625
Deferred income taxes	3	6
Long-term debt and capital lease obligations, less current portion	4,955	5,031
Other long-term liabilities	695	633
Minority interest in consolidated subsidiaries	189	265

Stockholders’ equity:
Capital stock:
Common stock, par value	6	6
Capital in excess of par value	5,962	5,921
Retained earnings (deficit)	(4,647)	(3,100)
Accumulated other comprehensive income	153	163

Total stockholders’ equity	1,474	2,990

Total Liabilities and Stockholders’ Equity	$9,784	$11,550

*	Amounts for the year ended December 29, 2007 were derived from the December 29, 2007 audited financial statements adjusted for discontinued operations.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA (1)

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Six Months Ended
	June 28, 2008	Mar. 29, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Segment Information from Continuing Operations
Computing Solutions (2)
Net revenue	$1,101	$1,194	$1,098	$2,295	$2,017
Operating income (loss)	$(9)	$(164)	$(269)	$(173)	$(600)
Graphics (3)
Net revenue	248	262	211	510	422
Operating income (loss)	(38)	13	(39)	(25)	(65)
All Other (4)
Net revenue	—	—	—	—	—
Operating income (loss)	(96)	(63)	(88)	(159)	(182)
Total from Continuing Operations
Net revenue	$1,349	$1,456	$1,309	$2,805	$2,439
Operating income (loss)	$(143)	$(214)	$(396)	$(357)	$(847)

Revenue Reconciliation
Revenue from continuing operations	$1,349	$1,456	$1,309	$2,805	$2,439
Revenue from discontinued operations	37	49	69	86	172

Total revenue	$1,386	$1,505	$1,378	$2,891	$2,611

Components of Discontinued Operations
Operating loss	$(42)	$(50)	$(69)	$(92)	$(130)
Impairment of goodwill and acquired intangible assets	(876)	—	—	(876)	—
Restructuring charges	(2)	—	—	(2)	—

Total loss from discontinued operations	$(920)	$(50)	$(69)	$(970)	$(130)

Other Data
Depreciation & amortization (excluding amortization of acquired intangible assets)	$263	$265	$253	$528	$494

Capital additions	$104	$322	$414	$426	$1,000

Adjusted EBITDA (5)	$119	$81	$(121)	$200	$(303)

Headcount	15,653	16,398	16,719	15,653	16,719

(1)	Comparative amounts adjusted for discontinued operations except for headcount data.
(2)	Computing Solutions segment includes microprocessors, chipsets and embedded processors. For the quarter ended and six months ended June 28, 2008, the operating loss includes a $193M gain on the sale of 200 mm equipment.
(3)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers. Starting in the quarter ended June 28, 2008 this segment also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology. Prior periods have been recast.

(4)	All Other category includes employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are the restructuring, severance and ATI acquisition-related charges. Details of the restructuring, severance and ATI acquisition-related charges and employee stock-based compensation expense are shown below.

Restructuring, severance, and ATI acquisition-related charges:						Employee stock-based compensation expense:

	Quarter Ended			Six Months Ended			Quarter Ended			Six Months Ended
	Q208	Q108	Q207	Q208	Q207		Q208	Q108	Q207	Q208	Q207
Restructuring charges	$30	$—	$—	$30	$—	Cost of sales	$3	$3	$2	$6	$5
Severance charges	—	—	16	—	16	Research and development	8	15	13	23	26

Subtotal	$30	$—	$16	$30	$16	Marketing, general and administrative	6	2	14	8	25

							$17	$20	$29	$37	$56

Amortization of acquired intangible assets	30	29	34	59	68
Integration charges	—	—	7	—	20

Total amortization of acquired intangibles and integration charges	$30	$29	$41	$59	$88
Cost of fair value adjustment of acquired inventory	—	—	—	—	18

ATI acquisition-related charges	$30	$29	$41	$59	$106

Restructuring, severance, and ATI acquisition-related charges	$60	$29	$57	$89	$122

(5)	Reconciliation of income (loss) from continuing operations to Adjusted EBITDA*

	Quarter Ended			Six Months Ended
	Q208	Q108	Q207	Q208	Q207
Income (loss) from continuing operations	$(269)	$(308)	$(531)	$(577)	$(1,081)
Depreciation and amortization	263	265	253	528	494
Amortization of acquired intangible assets	30	29	34	59	68
Interest expense	95	95	99	190	177
Provision (benefit) for income taxes	—	—	24	—	39

Adjusted EBITDA	$119	$81	$(121)	$200	$(303)

*	The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for depreciation and amortization, amortization of acquired intangible assets, interest expense and taxes. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.